UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2003

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required FD Disclosure
SIGNATURES

ITEM 5. Other Events and Required FD Disclosure

     On December 20, 2002, Del Monte Foods Company (“DMFC” or “Del Monte”) completed the acquisition of certain businesses of H.J. Heinz Company (“Heinz”), including Heinz’s U.S. and Canadian pet food and pet snacks, North American tuna, U.S. retail private label soup, and U.S. infant feeding businesses (the “Acquired Businesses”). Del Monte acquired these businesses through the merger (the “Merger”) of Del Monte Corporation (“DMC”), a subsidiary of DMFC, with and into SKF Foods (“SKF”), previously a wholly-owned subsidiary of Heinz. The Merger has been accounted for as a reverse acquisition in which SKF is treated as the acquirer and DMC the acquiree, primarily because Heinz shareholders owned a majority of DMFC’s common stock upon completion of the Merger. As a result, the historical financial statements of SKF, which reflect the operations of the Acquired Businesses while under the management of Heinz, became the historical financial statements of DMFC as of the completion of the Merger.

     Included in this filing is the unaudited pro forma financial information required in registration statements filed on Form S-4 by Article 11 of Regulation S-X, which provides information about the continuing impact of the Merger by showing how it might have affected historical financial statements if the Merger had been consummated at an earlier time. The Unaudited Condensed Pro Forma Consolidated Statement of Income for the Fiscal Year Ended April 27, 2003 is attached hereto to allow for incorporation into the registrant’s Registration Statement on Form S-4 dated August 8, 2003 and into other applicable SEC filings, if any.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On December 20, 2002, Del Monte Foods Company (the “Company”, “DMFC” or “Del Monte”) completed the acquisition of certain businesses of H. J. Heinz Company (“Heinz”), including Heinz’s U.S. and Canadian pet food and pet snacks, North American tuna, U.S. retail private label soup, and U.S. infant feeding businesses (the “Acquired Businesses”). The acquisition was completed pursuant to a Separation Agreement (the “Separation Agreement”), dated June 12, 2002, between Heinz and SKF Foods Inc., then a wholly-owned direct subsidiary of Heinz (“SKF”), and an Agreement and Plan of Merger (the “Merger Agreement”), dated June 12, 2002, by and among the Company, Heinz, SKF and Del Monte Corporation, a wholly-owned direct subsidiary of the Company (“DMC”).

     Under the terms of the Merger Agreement and Separation Agreement, immediately prior to the merger (i) Heinz transferred the Acquired Businesses to SKF and distributed all of the issued and outstanding shares of SKF common stock on a pro rata basis (the “Spin-off”) to the holders of record of the outstanding common stock of Heinz on December 19, 2002, and (ii) immediately following the Spin-off, DMC, a wholly-owned subsidiary of DMFC, merged with and into SKF, with SKF being the surviving corporation and becoming a new wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, each share of SKF common stock was converted into 0.4466 shares of Del Monte common stock. The Company issued 156.9 million shares of Del Monte’s common stock as a result of the Merger. Immediately following the Merger, SKF, as the new wholly-owned subsidiary of DMFC, changed its name to “Del Monte Corporation” (with respect to periods after the Merger, “DMC”).

     The purchase price to acquire DMC was allocated based on the fair value of the assets and liabilities acquired. The Company obtained an independent valuation of its property, plant and equipment, trademarks and retirement benefits, and internally determined the fair value of its other assets and liabilities. The purchase price allocation recorded in connection with the Merger may change after the completion of the final evaluation of taxes for pre-Merger Del Monte in relation to periods prior to December 20, 2002. The purchase price of $451.0 million has been calculated as follows:

52,329,556 shares of Del Monte common stock outstanding at December 20, 2002, at a closing price of $7.73 per share	$404.5
Fair value of options held by Del Monte employees	18.5
Acquired Businesses acquisition fees	28.0

Purchase price	$451.0

     The merger of DMC and SKF has been accounted for as a reverse acquisition in which SKF is treated as the acquirer and DMC the acquiree. The following unaudited condensed pro forma consolidated statement of income for the year ended April 27, 2003 is presented to show how DMFC might have looked if DMC and SKF had been combined as of May 2, 2002. The “GAAP Reported” column for the year ended April 27, 2003 in the following unaudited condensed pro forma consolidated statement of income includes the combined operations of SKF and DMC for periods beginning December 20, 2002, and reflect solely the operations of SKF for the period from May 2, 2002 to December 19, 2002. The “DMFC” column includes the operations of DMFC from May 2, 2002 to December 19, 2002.

     This unaudited condensed pro forma consolidated statement of income is for informational purposes only and is not necessarily indicative of actual results that would have existed had the merger occurred at the beginning of fiscal year 2003 and it is not necessarily indicative of future results. In addition, the following unaudited condensed pro forma consolidated statement of income has not been adjusted to reflect any operating efficiencies that may have been realized as a result of the merger.

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DEL MONTE FOODS COMPANY
Unaudited Condensed Pro Forma Consolidated Statement of Income
Year Ended April 27, 2003
(In millions, except share and per share data)

	GAAP		Pro Forma
	Reported	DMFC	Adjustments		Pro Forma

Net sales	$2,171.1	$888.1			$3,059.2
Cost of products sold	1,585.4	672.3	5.0	[1]	2,262.7
Selling, general and administrative	334.9	168.0	(32.0)	[2]	470.9

Operating income	250.8	47.8	27.0		325.6
Interest expense	45.3	32.9	49.0	[3]	127.2
Other (expense)/income	(4.4)	0.3	—		(4.1)

Income before income taxes	201.1	15.2	(22.0)		194.3
Provision for income taxes	67.6	6.0	(8.6)	[4]	65.0

Net income	$133.5	$9.2	$(13.4)		$129.3

Earnings per share:
Basic average shares	175,859,550				209,251,932
Earnings per share — basic	$0.76				$0.62
Fully diluted shares outstanding	176,494,577				210,406,839
Earnings per share — diluted	$0.76				$0.62

1)	Cost of products sold includes $1.0 million of pro forma depreciation expense to recognize the unwinding of SKF assets held under synthetic lease obligations and $4.0 million of additional asset depreciation related to the step-up to fair value of the DMFC assets.

2)	SG&A excludes $34.6 million of DMFC merger-related expenses incurred prior to the December 20, 2002 merger date partially offset by an adjustment to record the incremental periodic pension and post-retirement expense as a result of the elimination of net unrecognized actuarial gains on pre-merger DMFC’s historical consolidated financial statements.

3)	Interest expense includes $49.7 million of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year partially offset by additional amortization of premiums related to the step-up to fair value of the existing notes.

4)	Represents the income tax effect at 39% of adjustments (1) through (3).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2003

DEL MONTE FOODS COMPANY

	By:	/s/ Richard L. French

Richard L. French
Senior Vice President and Chief Accounting Officer

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